AGREEMENT FOR THE SALE AND PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (“Agreement”) made this 10th day of May 2022, by and between Altaf Nazerali personally and entities over which he exercises beneficial control namely International Portfolio Management, Inc. and Valor Invest Ltd., Sir John Baring, Raymond Wicki and 681315 B.C. Ltd. (collectively, the “Sellers”), and Bondock, LLC. (the “Purchaser”) in connection with the sale and purchase of restricted common shares of Arvana Inc. (“Arvana”). The Sellers and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS Sellers and the Purchasers have executed this Agreement in reliance on exemptions from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”).

WHEREAS Sellers own Thirty-One Million One Hundred and Two Thousand Eight Hundred and Eighty-Two (31,102,882) shares par value $0.001 of the restricted common stock of Arvana (OTC:AVNI), a Nevada corporation (“Shares”).

WHEREAS this Agreement provides for the acquisition of the Shares by the Purchaser for its own benefit and not with the intent for public resale or distribution, for a total purchase price of Two Million Dollars US ($2,000,000) (“Purchase Price”) on the terms and conditions set forth below.

WHEREAS Sellers and Purchaser have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in their respective best interests.

WHEREAS this Agreement supersedes the Confidential Term Sheet executed by certain of the Parties and dated April 28, 2022.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01  Sale and Purchase.  Subject to the terms and conditions hereof, at Closing (as defined in Section 1.02 and Article III below), Sellers agree to sell, convey, transfer, and assign the Shares to Purchaser or Purchaser’s assignee, free and clear of all liens, pledges, claims, and encumbrances of any kind, nature or description as detailed in Exhibit A hereto, and Purchaser agrees to purchase the Shares for the Purchase Price from the Sellers on the terms and conditions of an unsecured interest free promissory note (“Note”) issued to Sellers, as provided in Exhibit B hereto.

1.02   Closing for the Purchase of the Shares.  The Closing (“Closing”) will occur when the Shares and the Note described in Sections 1.01 above have been delivered to the respective Parties or other arrangements have been made and agreed to by the Parties, subject to the satisfaction by the Parties of the additional respective delivery requirements of Article III.  Should the Closing not occur on or before May 16, 2022, then any Party may terminate this Agreement upon written notice.

ARTICLE II

SELLERS’ REPRESENTATIONS AND WARRANTIES

The Sellers individually represent and warrant to the Purchaser the following:

2.01   Organization.  Arvana is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, with all necessary corporate powers to own properties and carry on a business. All actions taken by the incorporators, directors and/or shareholders of Arvana have been valid and in accordance with the laws of the state of Nevada.

2.02   Capital Structure.  The authorized capital stock of Arvana consists of 500,000,000 shares of common stock, $0.001 par value, of which 34,148,518 shares are issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not party to this Agreement.  Arvana has no outstanding subscriptions, options, rights, warrants, convertible securities, agreements, or commitments obligating it to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of Arvana are subject to any stock restriction agreements or the beneficiary of any agreements requiring it to register shares under the Securities Act.

2.03  Financial Statements.  The audited financial statements of Arvana included in the Form 10-K for the period ended December 31, 2021, filed with the Commission on April 21, 2022, fairly present its financial condition and operating results as of the dates, and for the periods, indicated therein. Except as set forth in Arvana’s financial statements included in its Form 10-K for the period of December 31, 2021, Arvana has no material liabilities (contingent or otherwise). Arvana is not a guarantor or indemnitor of the indebtedness of any person, firm, or corporation or other business entity.

2.04  Filings with State and Government Agencies.   Arvana is registered with the Commission and is required to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is current in its public disclosure obligations with the Commission and those reports required by the state of Nevada. Purchaser understands that Sellers shall not be responsible for filings to be made by Arvana in the future, including, but not limited to, filings with the Commission, FINRA, OTC Markets and the state of Nevada.

2.05   Liabilities and Assets.  Arvana shall not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent not otherwise included in its Form 10-K for the period ended December 31, 2021, or subsequent quarterly reports.

2.6   Contracts, Leases and Assets.   Arvana is not a party to any contract, agreement, or lease other than its contract with Issuer Direct (“Transfer Agent’), or as described in documents filed with the Commission.  No person holds a power of attorney from Arvana or any of the Sellers over the Shares.

2.07   Ability to Carry Out Obligations.  The Sellers have the right, power, and authority to enter, and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and the performance of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Sellers are party, (b) an event that would cause Sellers to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Arvana or on the Shares.

2.08   Tax Returns.  Arvana has filed all state and federal tax returns required to be filed by it since 2013 through the date hereof. Sellers, to the best of their knowledge, are unaware of any taxes that are due or owed by Arvana.

2.9   Compliance with Laws.  Sellers, to the best of their knowledge, attest that Arvana has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation.  Sellers, to the best of their knowledge further attest that Arvana has complied with all federal and state securities laws in connection with the offer, sale, and distribution of its securities. The Shares being sold herein are being sold in private transactions between the Sellers and the Purchaser, and Sellers make no representation as to whether the Shares are subject to trading restrictions under the Securities Act and the rules promulgated thereunder.

2.10   Litigation.  Sellers, to the best of their knowledge, attest that Arvana is not a party to any suit, action, arbitration, legal administrative or other proceeding, or pending governmental investigation. Sellers, to the best of their knowledge further attest that there is no basis for any such action or proceeding and no such action or proceeding is threatened against Arvana.  Arvana is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11   Conduct of Business.  Prior to the Closing, Arvana  shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction or (vi) enter into any other transaction or (vii) enter into an agreement to do any of the forgoing.

2.12   Corporate Documents.  Each of the following documents, which shall be true, complete, and correct in all material respects, will be submitted to Purchaser prior to the Closing unless otherwise waived by Purchaser:

(i)	Articles of Incorporation and all amendments thereto;
(ii)	Bylaws and all amendments thereto;
(iii)	Minutes and Consents of Shareholders available to Arvana in electronic format;
(iv)	Minutes and Consents of the board of directors available to Arvana in electronic format;
(v)	List of officers and directors;
(vi)	Certificate of Good Standing from the Secretary of State of Nevada; and
(vii)	Current Shareholders list from the Transfer Agent.

2.13   Closing Documents.  All minutes, consents or other documents pertaining to Arvana to be delivered to Purchaser at Closing or prior to Closing, shall be valid and in accordance with the laws of Nevada.

2.14  Transfer of Shares.  The Sellers shall deliver certificates representing the Shares, each certificate with a corresponding notarized stock power and Bank Signature Guarantee (“Medallion”), or similar documentation acceptable to Arvana’s Transfer Agent, for transfer to the Purchaser at Closing. Should Sellers be unable to secure a Medallion for any stock certificate representing the Shares to be transferred, in lieu of a Medallion, the signature of an Arvana officer accepting the signature of any of the given Sellers shall suffice to facilitate the transfer of the Shares., or any other mutually acceptable mechanism to effect transfer. Purchaser shall provide the Transfer Agent with instructions to transfer the certificates to Purchaser or assign at Closing. Purchaser shall be responsible for the Transfer Agent’s costs accrued in effecting the transfer of the Shares.

2.15   Title.  The Sellers have good and marketable title to the Shares being sold by them to the Purchaser pursuant to this Agreement, and upon payment of the Purchase Price, the Purchaser will have good and marketable title to the Shares subject only to such liens thereon as may be created by Purchaser. The Shares are free and clear of all liens, security interests, pledges, charges, claims, encumbrances, and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Sellers are not a party to any agreement, which offers or grants to any person the right to purchase or acquire any of the Shares. Sellers are not aware of any applicable local, state, or federal law, rule, regulation, or decree, which would, as a result of the purchase of the Shares by Purchaser impair, restrict, or delay voting rights with respect to the Shares.

2.16 Quotation. Arvana’s common stock is quoted on the OTC Markets (Pink Sheets) and as of May 4, 2022, had a bid price of $0.2021.

2.17  Representations.  All of Sellers’ representations shall be true as of the Closing but shall not survive the Closing.

ARTICLE III

CLOSING

3.01  Documents and Note to be Delivered at Closing.  The documents listed in 2.12 of this Agreement, as well as the following documents, in a form reasonably acceptable to counsel to the Parties, shall have been delivered by the respective Parties at or prior to Closing:

(a)  By the Sellers:

(i)	9 stock certificates that comprise the Shares, along with stock powers with a Medallion or form of signature guarantee acceptable to Transfer Agent, endorsed in favor of the name or names as designated by Purchaser or left blank, and such corporate authorizations as may be required.
(ii)	the resignation of all officers of Arvana as requested by Purchaser;
(iii)	the resignation of all directors of Arvana and the appointment of replacement directors as instructed by the Purchaser;
(iv)	true and correct copies of all the business and corporate records of Arvana reasonably requested by Purchaser, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholders and directors’ meetings or consents, financial statements, shareholders listings, stock transfer records, agreements as same may be readily available, and existing contracts; and
(v)	such other documents of Arvana as may be reasonably required by Purchaser.

(b)  By Purchaser:

(i)	the Note in the amount of $2,000,000.00, representing the Purchase Price for the Shares; and
(ii)	instructions for the appointment of new directors.

ARTICLE IV

INVESTMENT INTENT

The Purchaser represents warrants and covenants to the Sellers the following:

4.01  Transfer Restrictions.  Purchaser agrees that the Shares being acquired pursuant to this Agreement can only be sold, pledged, assigned, hypothecated, or otherwise transferred, with or without consideration pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under said act.

4.02  Investment Intent.  The Purchaser is acquiring the Shares for its own account for investment, and not with a view toward distribution thereof.

4.03  No Advertisement.  The Purchaser acknowledges that the Shares have been offered to them in direct communication with the Sellers, and not through any advertisement of any kind.

4.04  Knowledge and Experience.  The Purchaser acknowledges it has been encouraged to seek its own legal and financial counsel to assist in evaluating the purchase of the Shares.  The Purchaser acknowledges that, on request, Sellers have given it and its counselors, access to information related to Arvana’s business.  The Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning Arvana’s business to make a reasoned decision as to its purchase of the Shares and that it can evaluate the merits and risks of this transaction.

4.05  Restrictions on Transferability.

(a) The Purchaser is aware of the restrictions of transferability of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

THE ISSUANCE AND SALE OF THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS SECURITY.

(b) The Purchaser understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements.

(c) Neither Arvana nor Sellers have filed a registration statement with the Commission or any state authorities or agreed to do so in the future that would cover the Shares, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06  Accredited Investor.  The Purchaser is an “Accredited Investor” as defined in Regulation D of the Exchange Act.

4.07  Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws.  The Purchaser confirms that the funds representing the Purchase Price shall not represent proceeds of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser is in compliance with and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, or any other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

4.08  Representations.  All representations shall be true as of the Closing but shall not survive the Closing.

ARTICLE V

COVENANTS

5.01. Disclosure. Purchaser covenants to Sellers that it will file all required filings with state and federal regulators, including the Commission, FINRA, OTC Markets and the state of Nevada, including but not limited to disclosure of this Agreement, the resultant change in control of Arvana, changes to officers and directors, and all such other disclosure as is required to keep Arvana in good standing with pertinent governing regulatory bodies.

5.02 Reimbursement.  Purchaser covenants to Sellers that it will reimburse Aly Nazerali in the amount of Thirty-Five Thousand Seven Hundred and Forty-Four United States Dollars (US$35,744) for amounts loaned to Arvana to satisfy public disclosure filings and related expenses under a Credit Agreement dated November 15, 2021, on or before the earlier of Arvana closing a private placement or four (4) months after the Closing of this Agreement.

5.03 Business Merger. Purchaser covenants to Sellers that it will cause:

(i)	Arvana to acquire or reverse merge with a business that has operations sufficient to overcome the shell company definition delineated in Rule 12b-2 of the Exchange Act;
(ii)	Arvana to continue in compliance with the rules and regulations of the Commission and OTC Markets; and
(iii)	Arvana to remain in good standing with state and federal regulatory authorities until such time as the amount due under the Note is paid to the Sellers in full.

5.04 Expenses. Purchaser covenants to Sellers that it will fund Arvana’s expenses from the execution date of this Agreement until such time as Arvana can pay its own expenses, expenses to include, but not limited to accounting, legal, filing, and transfer agent costs incurred in the preparation of its March 31, 2022, 10-Q.

5.05 Covenants. All of Purchaser’s covenants made as detailed above shall survive the Closing.

ARTICLE VI

REMEDIES

6.01   Termination.

(a) The Purchaser may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all of its material terms, have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on this transaction, or the Transfer Agent refuses to register Shares in the name of the Purchaser.

(b) The Sellers may terminate this Agreement, if at the Closing, the Purchaser has failed to comply with all of its material terms, has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on this transaction, or the Purchaser fails to execute and deliver the Note.

6.02  Indemnification.  From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

6.03  Indemnification Non-Exclusive  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any Party may have for breach of representation, warranty, covenant, or agreement.

ARTICLE VII

MISCELLANEOUS

7.01  Captions and Headings.  The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.02   No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

7.03   Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and:

(i)	the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions;
(ii)	the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and
(iii)	no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

7.04   Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

7.05   Entire Agreement.  This Agreement, including any and all attachments hereto, including the Note, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

7.06   Partial Invalidity.  In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant, or other provision of the Agreement.  If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

7.07   Significant Changes  Sellers understand that significant changes may be made in the capitalization and/or stock ownership of Arvana, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of Arvana.

7.08   Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

7.09   Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after deposit with a recognized overnight courier, if prepaid and duly addressed to the Party to whom notice is given.

If to the Sellers:

Aly Nazerali

3001-788 Richards Street

Vancouver, British Columbia, Canada V6B 0C7

Email: aly.nazerali@ipm.bc.ca

International Portfolio Management, Inc.

3001-788 Richards Street

Vancouver, British Columbia, Canada V6B 0C7

Email: aly.nazerali@ipm.bc.ca

Valor Invest Ltd.

Hunkins Waterfront Plaza, Suite 556 Main Street

Charlestown, St. Kitts and Nevis

Attn: Aly Nazerali

Email: aly.nazerali@ipm.bc.ca

681315 B.C. Ltd.

14873 80b Avenue

Surrey, British Columbia, Canada V3S 7H4

Attn: Jaisun Garcha

Email: jaisungarcha@gmail.com

Sir John Baring

500 Cathedral Drive, #2814

Aptos, California, United States of America 95001

Email: jfb@usbaring.com

Raymond Wicki

79 Shosshaldenstrasse

3006 Berm, Switzerland

Email: raywicki@bluewin.ch

If to the Purchaser:

Bondock, LLC.

1057 Whitney Ranch Drive, Suite 350

Henderson, Nevada, United States of America 89014

Email: pintoventures@yahoo.com

Attn: Brian Lovig

7.10   Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement

7.11   Effect of Closing.  All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing.

7.12   Mutual Cooperation.  The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.13  Governing Law. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Utah or in the federal courts located in Salt Lake County. The parties to this Agreement hereby irrevocably waive any objection to the jurisdiction and venue for any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Maker and Holders waive trial by jury. The prevailing Party or Parties shall be entitled to recover from the other Party or Parties their reasonable attorney's fees and costs. Should any provision of this Agreement or the Note delivered in connection herewith be declared invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement or the Note. All Parties hereby irrevocably waive personal service of process and consent to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices pursuant to this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

7.14  Exclusive Jurisdiction and Venue.  The Parties agree that the courts of the state of Utah shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

7.15  Attorney Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such breach of any covenant or condition of this Agreement, shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

In Witness Whereof, this Agreement has been duly executed by the Parties as of the date first written above.

SELLERS:

Aly Nazerali

/s/ Aly Nazerali

Aly Nazerali

International Portfolio Management, Inc.

/s/ Aly Nazerali

By:  Aly Nazerali

Its: Director

Valor Invest, Ltd.

/s/ Aly Nazerali

By:  Aly Nazerali

Its: Director

681315 B.C. Ltd.

/s/ Jaisun Garcha

By:  Jaisun Garcha

Its: Director

Sir John Baring

/s/ Sir John Baring

Sir John Baring

Raymond Wicki

/s/ Raymond Wicki

Raymond Wicki

PURCHASER:

Bondock, LLC.

/s/ Brian Lovig

By: Brian Lovig

Its: Sole Member

1

EXHIBIT A

SHARES

SELLER	CERTIFICATE NUMBER	SHARES

Aly Nazerali	#2113	1,112,910
	#2119	393,750
International Portfolio Management, Inc.	#2114	1,132,690
	#2120	259,375
Valor Invest Ltd.	#2115	360,000
	#2117	23,128,865
681315 B.C. Ltd.	#2123	2,590,292
John Baring	#2122	1,500,000
Raymond Wicki	#2116	625,000

TOTAL	(91.08%)	31,102,882

2

EXHIBIT B

PROMISSORY NOTE

THE ISSUANCE AND SALE OF THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS SECURITY.

Principal Amount	Issue Date
US$2,000,000	May 10, 2022

FOR VALUE RECEIVED, Bondock, LLC., a Nevada limited liability company (hereinafter called the “Maker”), hereby promises to pay to the order of Altaf Nazerali, International Portfolio Management, Inc., Valor Invest Ltd., 681315 B.C. Ltd., John Baring and Raymond Wicki (hereinafter collectively called the “Holders”) the aggregate total sum of TWO MILLION US DOLLARS (US$2,000,000) (“Principal Amount”), on or before May 9, 2024 (the “Maturity Date”), when same becomes due and payable, whether at maturity or upon acceleration, prepayment or otherwise (the “Note”).

All payments due hereunder in accordance with the terms hereof shall be made in lawful money of the United States of America and made at such address as each of the Holders do hereby and shall hereafter provide to the Maker by written notice in accordance with the provisions of this Note. When any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in Salt Lake City, Utah are authorized, or required by law or executive order to remain closed.

This Note is appended to the Stock Purchase Agreement dated as of May 10, 2022 (the “Stock Purchase Agreement”) as Exhibit A thereto, between Maker and the Holders, as consideration for Maker’s purchase of a controlling equity interest in Arvana Inc. from those Holders detailed in Schedule I hereto.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Stock Purchase Agreement. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof.

The following terms shall apply to this Note:

1. EFFECT OF CERTAIN EVENTS

1.01  Effect of Merger, Consolidation, Etc. At the option of the Holders, the sale, conveyance or disposition of all or substantially all of the assets of the Maker, the effectuation by the Maker of a transaction or series of related transactions in which more than 50% of the voting power of the Maker is disposed of, or the consolidation, merger or other business combination of the Maker with or into any other Person (as defined below), or Persons when the Maker is not the survivor shall be deemed to be an Event of Default (as defined in Article 4) pursuant to which the Maker shall be required to pay to the Holders, on the consummation of and as a condition to any such transaction, the Principal Amount in satisfaction of this Note. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

2. Representations and Warranties

2.01 Organization; Existence; Good Standing; Compliance with Laws. Maker is a limited liability company formed in Nevada, validly existing and in good standing under the laws of its jurisdiction, and in compliance with laws applicable to Maker.

2.02 Authorization; Enforceability. Maker has the authority and has taken all necessary action to execute, deliver and perform this Note to consummate the transactions contemplated hereby. This Note has been duly executed and constitutes Maker’s legal, valid, and binding obligation, enforceable in accordance with its terms.

2.03 No Conflicts. The execution and delivery of this Note, and the performance of Maker of its obligations hereunder, do not and will not violate, breach, or conflict with or require consent pursuant to any existing law or regulation or any writ or decree of any court or governmental authority, any of Maker’s constituent documents, or any agreement to which Maker or its assets are bound.

2.04 No Default. No Event of Default exists as of the Issue Date hereto.

2.05 Title to Assets; No Liens. Maker has good and, in the case of real property, marketable, title to, or a valid leasehold interest in or license to, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all liens, charges and claims.

2.06 No Litigation. Maker knows of no claim, action, suit, proceeding, or investigation pending, threatened against or affecting Maker with respect to this Note or that has had, or would reasonably be expected to have a material adverse effect on Maker’s ability to perform its obligations under this Note.

3. COVENANTS

3.01 Access to Records; Reporting. Maker, on notice, shall allow Holders or their designees reasonable access during normal business hours, or without notice if an Event of Default exists or is continuing, for the purpose of inspecting, verifying, and auditing the books and records of Maker, and shall furnish to Holders copies of books, records or extracts as Holders may reasonably request.

3.02  Limitation on Transactions with Affiliates. Maker shall not directly or indirectly enter into any transaction for the purchase, lease, sale or exchange of property, the rendering of any service, or the payment of management, advisory or similar fees to any affiliate, except in the ordinary course of business upon fair and reasonable terms no more favorable than those extended in a comparable arm’s length transaction with an unaffiliated person or business.

3.03  Limitation on Transfer of Assets. Maker shall not transfer its assets other than in the ordinary course of business.

4. EVENTS OF DEFAULT

Should any of the following Events of Default (each, an “Event of Default”) occur:

4.01  Failure to Pay Principal. The Maker fails to pay the Principal Amount of the Note hereof when due, whether at maturity, upon acceleration or otherwise.

4.02  Breach of Covenants. The Maker breaches any material covenant, material term, or condition contained in this Note and any collateral documents including but not limited to the Stock Purchase Agreement, and such breach continues for a period of ten (10) days after written notice thereof is delivered to Maker from the Holders.

4.03  Breach of Representations and Warranties. Any representation or warranty of the Maker made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Stock Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holders with respect to this Note or the Stock Purchase Agreement.

4.04  Receiver or Trustee. The Maker or any subsidiary of the Maker shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.05  Judgments. Any money judgment, writ or similar process shall be entered or filed against the Maker or any subsidiary of the Maker or any of its property or other assets for more than $1,000,000 that remains unvacated, unbonded or unstayed for a period of twenty (20) days, unless otherwise waived by the Holders, which waiver will not be unreasonably withheld.

4.06  Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any other law for the relief of debtors shall be instituted by or against the Maker or any subsidiary of the Maker.

4.07  Liquidation. Any dissolution, liquidation, or winding up of Maker or any substantial portion of its business.

4.08  Cessation of Operations. Any cessation of operations by Maker or Maker admits it is otherwise generally unable to pay its debts as such debts become due, though any disclosure of the Maker’s ability to continue as a “going concern” shall not be an admission that Maker cannot pay its debts as they become due.

4.09  Maintenance of Assets. The failure by Maker to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

Upon the occurrence and during the continuation of an Event of Default specified in this Article 4 or Article 1, the Note shall become immediately due and payable and the Maker shall pay to the Holders, an amount equal to the Default Amount (as defined below) effective on the delivery of written notice to the Maker by the Holders (the “Default Notice”), in full satisfaction of its obligations hereunder, an amount equal to 125% times the Principal Amount of this Note (the “Default Amount”) which shall immediately become due and payable, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holders shall also be entitled to exercise all other rights and remedies available at law or in equity.

5 MISCELLANEOUS

5.01  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holders in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.02  Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery addressed, as set forth below, or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) on the third business day if deposited in the mail, registered or certified, return receipt requested, postage prepaid. The addresses for such communications shall be:

If to the Maker, to:

Bondock, LLC.

1057 Whitney Ranch Drive, Suite 350

Henderson, Nevada, United States of America 89014

Email: pintoventures@yahoo.com

Attn: Brian Lovig

If to the Holders:

Aly Nazerali

3001-788 Richards Street

Vancouver, British Columbia, Canada V6B 0C7

Email: aly.nazerali@ipm.bc.ca

International Portfolio Management, Inc.

3001-788 Richards Street

Vancouver, British Columbia, Canada V6B 0C7

Email: aly.nazerali@ipm.bc.ca

Valor Invest Ltd.

Hunkins Waterfront Plaza, Suite 556 Main Street

Charlestown, St. Kitts and Nevis

Attn: Aly Nazerali

Email: aly.nazerali@ipm.bc.ca

681315 B.C. Ltd.

14873 80b Avenue

Surrey, British Columbia, Canada V3S 7H4

Attn: Jaisun Garcha

Email: jaisungarcha@gmail.com

Sir John Baring

500 Cathedral Drive, #2814

Aptos, California, United States of America 95001

Email: jfb@usbaring.com

Raymond Wicki

79 Shosshaldenstrasse

3006 Berm, Switzerland

Email: raywicki@bluewin.ch

5.03  Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Maker and the Holders. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended, or supplemented.

5.04 Assignability. Maker may not assign or transfer any of the obligations evidenced by this Note without the prior written consent of Holders. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

5.04  Cost of Collection. Should Maker default on payment of this Note, Maker shall pay the Holders hereof costs of collection, including reasonable attorneys’ fees.

5.05  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Utah or in the federal courts located in Salt Lake County. The parties to this Note hereby irrevocably waive any objection to the jurisdiction and venue for any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Maker and Holders waive trial by jury. The prevailing Party or Parties shall be entitled to recover from the other Party or Parties their reasonable attorney's fees and costs. Should any provision of this Note or the Stock Purchase Agreement delivered in connection herewith be declared invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note or the Stock Purchase Agreement. All Parties hereby irrevocably waive personal service of process and consent to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices pursuant to this Note and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.06  Certain Amounts. Whenever pursuant to this Note the Maker is required to pay an amount in excess of the outstanding Principal Amount, the Maker and the Holders agree that the actual damages to the Holders from the receipt of a cash payment on this Note may be difficult to determine and the amount to be so paid by the Maker represents stipulated damages and not a penalty and is intended to compensate the Holders in part for loss of opportunity. The Maker and the Holders hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holders.

5.07 Purchase Agreement. By its acceptance of this Note, each Party hereto agrees to be bound by the applicable terms of the Stock Purchase Agreement.

5.08  Remedies. The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Maker acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Maker of the provisions of this Note, that the Holders shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Maker has caused this Note to be signed in its name by its duly authorized officer this May 10, 2022.

Bondock, LLC.

/s/ Brian Lovig

By: Brian Lovig

Its: President

3

Schedule I

Holder	Shares	Multiplier	US Dollars

Aly Nazerali	1,112,910	0.064302722815204	71,563.49
	393,750	0.064302722815204	25,319.55
International Portfolio Management, Inc.	1,132,690	0.064302722815204	72,835.40
	259,375	0.064302722815204	16,678.87
Valor Invest, Ltd.	360,000	0.064302722815204	23,147.33
	23,128,865	0.064302722815204	1,487,249.37
681315 B.C. Ltd.	2,590,292	0.064302722815204	166,562.01
John Baring	1,500,000	0.064302722815204	96,454.43
Raymond Wicki	625,000	0.064302722815204	40,189.55

Total	31,102.882		2,000,000.00